UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2004

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 16, 2004, American Tower Corporation (the “Company”) issued a press release announcing a proposed institutional private placement of convertible notes due 2012. On August 17, 2004, the Company issued a press release announcing the pricing of that offering. In accordance with Rule 135(c) of the Securities Act of 1933, as amended, the Company hereby files a copy of these press releases as Exhibits 99.1 and 99.2, respectively.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No.	Item
99.1	Press release, dated August 16, 2004.

99.2	Press release, dated August 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: August 17, 2004	By:	/s/ Bradley E. Singer
	Name:	Bradley E. Singer
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 16, 2004.

99.2	Press release, dated August 17, 2004.